UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2010

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 President's Incentive Plan (2010 PIP), 2010 Executive Incentive Plan (2010 EIP), and the 2010-2012 Executive Performance Unit Plan (2010 EPUP). In January 2010, the Board of Directors (the "Board") approved the 2010 PIP, the 2010 EIP, and the 2010 EPUP. The Board's approval becomes effective following completion of the Federal Housing Finance Agency's review. The incentive compensation plans are designed to provide incentive compensation opportunities to the Bank's officers for accomplishing Bank goals that are approved by the Board, as well as individual goals.

The 2010 PIP is solely for the Bank's president, a named executive officer. The 2010 EIP, which includes the Bank's other named executive officers, is for any Bank executive vice president and senior vice president, but does not apply to the Bank's internal audit director (also a named executive officer). Awards under the 2010 PIP and the 2010 EIP are based on the total weighted achievement level of Bank goals and individual goals during 2010. Bank goals are given greater weight in determining awards for senior officers because these officers have a greater direct impact on the Bank's overall performance.

Any award determination under the 2010 PIP and the 2010 EIP will be at the discretion of the Board. Award recommendations will be considered by the Board in January 2011, or as soon thereafter as reasonably practicable. The Board also approved a potential 2010 incentive compensation pool in the amount of $4.0 million that may be used for incentive award payments under the 2010 PIP and the 2010 EIP. Awards made under the 2010 PIP and the 2010 EIP in the aggregate may be greater or less than the pool amount, at the discretion of the Board. Awards, if any, under the 2010 PIP and the 2010 EIP are to be paid following Board approval, and completion of any required regulatory review.

For the 2010 PIP and the 2010 EIP, awards are based on total weighted achievement levels ranging from 75% of target (threshold) to 200% of target (far exceeding target goal). The Board has discretion to modify any and all incentive payments under these two plans. Achievement below the threshold total weighted achievement level normally will not result in an incentive award.

The 2010 EPUP is for the Bank's president, executive vice president, and senior vice presidents, including the named executive officers (except the Bank's internal audit director). Awards under the Bank's EPUPs are based on three-year performance periods. A new three-year performance period is established each year, so that there are three separate performance periods in effect at one time. The performance period for the 2010 EPUP is 2010 to 2012. Award recommendations will be considered by the Board in the first quarter of 2013, or as soon thereafter as reasonably practicable.

Awards under the 2010 EPUP are based on the total weighted achievement level of specified Bank goals over the three-year performance period, multiplied by a target award percentage, multiplied by the executive's base salary in the first year of the three-year performance period. For the 2010 EPUP, awards are to be calculated based on total weighted achievement levels ranging from 75% of target (threshold) to 200% of target (far exceeding target goal). If the total weighted achievement level of Bank goals is between 100% and 200% of target, the range of awards as a percentage of base salary is as follows: 50% to 100% for the president; 40% to 80% for the executive vice president; and 35% to 70% for senior vice presidents. If the total weighted achievement level is at least 75% but below 100% of target, the award as a percentage of base salary may begin at 25% for the president, 20% for the executive vice president, and 18% for senior vice presidents. The Board has the discretion to increase or decrease awards under the 2010 EPUP by 25% to account for performance that is not captured by the performance metrics. Achievement below the threshold total weighted achievement level normally will not result in an incentive award. Awards, if any, are to be paid following Board approval after the end of the three-year performance period and completion of any required regulatory review.

2010 Audit Executive Incentive Plan (2010 AEIP) and the 2010-2012 Audit Performance Unit Plan (2010 APUP). In January 2010, the Board and its Audit Committee approved the 2010 AEIP and the 2010 APUP. The Audit Committee's approval becomes effective following completion of the Federal Housing Finance Agency's review. The 2010 AEIP is designed to provide incentive compensation opportunities to motivate the Bank's internal audit director (a named executive officer) to exceed individual and internal audit department goals (approved by the Audit Committee), which support the audit department goals and objectives. The 2010 APUP is designed to motivate the internal audit director to exceed audit department goals (approved by the Audit Committee) on a long-term basis and it directly supports the annual audit plans and strategic departmental objectives.

The 2010 AEIP is solely for the Bank's internal audit director, a named executive officer. Awards under the 2010 AEIP are based on the total weighted achievement level of individual goals and internal audit department goals during 2010. Individual goals are assessed annually by the Audit Committee. Internal audit department goals are given greater weight in determining awards for the internal audit director because this officer has a greater direct impact on the internal audit department's overall performance.

Any award determination under the 2010 AEIP will be at the discretion of the Audit Committee and the Board. Award recommendations will be considered by the Audit Committee and the Board in January 2011, or as soon thereafter as reasonably practicable. Awards, if any, under the 2010 AEIP are to be paid following Audit Committee and Board approval, and completion of any required regulatory review.

For the 2010 AEIP, awards are based on total weighted achievement levels ranging from 75% of target (threshold) to 200% of target (far exceeding target goal). The Audit Committee and the Board have discretion to modify any and all incentive payments under this plan. Achievement below the threshold total weighted achievement level normally will not result in an incentive award.

Awards under the 2010 APUP are based on the average of the actual department goal achievement levels under short-term incentive plans for 2010, 2011 and 2012 determined at the end of the three-year performance period. Awards under the 2010 APUP are based on the average of the actual department goal achievement levels over the applicable three-year performance period, multiplied by a target award percentage, multiplied by the executive's base salary in the first year of the three-year performance period. Unlike the short-term incentive plans (e.g., the 2010 AEIP), the 2010 APUP does not have an individual goal component. For the 2010 APUP, awards are to be calculated based on a range from 75% of target (threshold) to 200% of target (far exceeding target goal). If the average of the actual department goal achievement levels under the short-term incentive plans for 2010, 2011 and 2012 is between 100% and 200% of target, the range of awards as a percentage of base salary would be between 35% and 70%. If the average of the actual department goal achievement level is at least 75% but below 100% of target, the award as a percentage of base salary may begin at 18%. The Audit Committee has the discretion to increase or decrease awards under the 2010 APUP by 25% to account for performance that is not captured by the performance metrics. Achievement below the threshold total weighted achievement level normally will not result in an incentive award. All awards under the 2010 APUP will be considered by the Audit Committee and Board at the end of the three-year performance period. Awards, if any, are to be paid following Audit Committee and Board approval, and after the completion of any required regulatory review.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: March 11, 2010	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer